UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, Timothy J. Halfmann, the Chief Sales and Marketing Officer of Insignia Systems, Inc. (the “Company”), entered into a letter agreement with the Company (the “Letter Agreement”), providing for his transition from the Company following a period ending on April 30, 2016 (the “Transition Period”).  At the end of the Transition Period, Mr. Halfmann will cease to be an officer and employee of the Company. Pursuant to the Letter Agreement, upon delivering and not rescinding his release of claims following the Transition Period, Mr. Halfmann will receive consideration of $7,000. The Letter Agreement also terminated the Change in Control Severance Agreement, dated April 28, 2014, by and between Mr. Halfmann and the Company and amended certain terms of Mr. Halfmann’s employment agreement with the Company, dated April 28, 2014, including, (1) eliminating the severance obligation, (2) extending the prohibition on solicitation and hiring of the Company’s employees to eighteen months, subject to certain exceptions, and (3) clarifying that certain continuing restrictions on Mr. Halfmann do not preclude activities involving TLM Holdings LLC (“TLMH”) that are conducted in accordance with the terms of the Distribution Agreement, dated March 15, 2016, by and between the Company and TLMH. The full text of the Letter Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description does not purport to be a complete summary of the terms of the Letter Agreement and is qualified by reference to Exhibit 10.1.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated March 15, 2016, by and between Insignia Systems, Inc. and Timothy J. Halfmann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: March 17, 2016	By	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Letter Agreement, dated March 15, 2016, by and between Insignia Systems, Inc. and Timothy J. Halfmann	Filed Electronically